                                                                      EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 9, Amendment No. 11, to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 7, 1995, relating to the financial statements and financial highlights of Van Kampen American Capital Texas Tax Free Income Fund which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Prospectus and to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Houston, Texas

January 30, 1996

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                                                                      EXHIBIT 16

                COMPUTATION MEASURE FOR PERFORMANCE INFORMATION

                 CALCULATION OF TOTAL RETURN -- CLASS A SHARES

     The Fund calculates its average annual total return quotations for the one-, five- and ten-year periods ended on the date of the most recent balance sheet included in the registration statement, by finding the average annual compounded rates of return over the one-, five- and ten-year periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                                  P(1+T)n=ERV

Where:  P    =    a hypothetical initial payment of $1000

        T    =    average annual total return

        n    =    number of years

        ERV  =    ending redeemable value of a hypothetical $1000 payment made at the beginning of the periods at the end of the one-, five-
                  or ten-year periods (or fractional portion thereof)

     These calculations incorporate the following assumptions:

          1. The maximum sales load (or other charges deducted from payments) is deducted from the initial $1,000 payment.

          2. All dividends and distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period, i.e., any sales load charged upon reinvestment of dividends would be reflected.

          3. All recurring fees, if any, charged to all shareholder accounts are included.


          4. The ending redeemable value assumes a complete redemption at the end of the one-, five- or ten-year periods and the deduction of all nonrecurring charges, if any, deducted at the end of such period or periods.

                 CALCULATION OF TOTAL RETURN -- CLASS B SHARES

     The Fund calculates its average annual total return quotations for Class B shares, by finding the average annual compounded rates of return over the designated period or periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                                  P(1+T)n=ERV

Where:  P    =    a hypothetical initial payment of $1000

        T    =    average annual total return

        n    =    number of years

        ERV  =    ending redeemable value of a hypothetical $1000 payment made at the beginning of the designated period or periods at the end of the designated period or periods (or fractional
                  portion thereof)

     These calculations incorporate the following assumptions:

          1. Assumes an initial $1,000 payment with the applicable contingent deferred sales charge imposed upon redemption.

          2. All dividends and distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period.

          3. All recurring fees, if any, charged to all shareholder accounts are included.


          4. The ending redeemable value assumes a complete redemption at the end of the designated period or periods and the deduction of all nonrecurring charges, if any, deducted at the end of such period or periods.

                 CALCULATION OF TOTAL RETURN -- CLASS C SHARES

     The Fund calculates its average annual total return quotations for Class C shares, by finding the average annual compounded rates of return over the designated period or periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                                  P(1+T)n=ERV

Where:  P    =    a hypothetical initial payment of $1,000

        T    =    average annual total return

        n    =    number of years

        ERV  =    ending redeemable value of a hypothetical $1000 payment made at the beginning of the designated period or periods at the end of the designated period or periods (or fractional
                  portion thereof)

     These calculations incorporate the following assumptions:

          1. Assumes an initial $1,000 payment with a 1% contingent deferred sale charge imposed if redeemed during the first year.

          2. All dividends and distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period.

          3. All recurring fees, if any, charged to all shareholder accounts are included.


          4. The ending redeemable value assumes a complete redemption at the end of the designated period or periods and the deduction of all nonrecurring charges, if any, deducted at the end of such period or periods.